EXHIBIT 4(mm)


                               Dated May 12, 2004



                           PCCW CAPITAL NO. 3 LIMITED


                                U.S.$456,000,000


                    7.88 per cent. Guaranteed Notes due 2013










                -----------------------------------------------

                         SUPPLEMENTAL AGENCY AGREEMENT

                -----------------------------------------------














                                                           RICHARDS BUTLER
                                                           20th Floor
                                                           Alexandra House
                                                           16-20 Charter Road
                                                           Central
                                                           Hong Kong

                                     INDEX


Clause                                                                  Page No.

1.  Interpretation.............................................................1
2.  Transfer of obligations and rights.........................................2
3.  Amendments to the agreement................................................2
4.  Copies available for inspection............................................2
5.  Notices....................................................................2
6.  Counterparts...............................................................3
7.  Descriptive Headings.......................................................4
8.  Governing Law and Submission to Jurisdiction...............................4
9.  Contracts (Rights of Third Parties) Act 1999...............................5

SCHEDULE - CONDITIONS OF THE NOTES.............................................6

SIGNATORIES...................................................................24

                           PCCW CAPITAL NO. 3 LIMITED

                                U.S.$456,000,000

                    7.88 per cent. Guaranteed Notes due 2013

                 unconditionally and irrevocably guaranteed by

                           PCCW-HKT TELEPHONE LIMITED

                         SUPPLEMENTAL AGENCY AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is dated May 12, 2004 and made BETWEEN:

(1)  PCCW CAPITAL NO. 3 LIMITED (the "Issuer");

(2)  PCCW LIMITED ("PCCW");

(3)  PCCW-HKT TELEPHONE LIMITED (the "New Guarantor"); and

(4) DEUTSCHE BANK AG, HONG KONG BRANCH as fiscal agent and principal paying agent (the "Fiscal Agent").


WHEREAS:

(A) The Issuer, PCCW and the Fiscal Agent entered into an agency agreement dated 24th January, 2003 (the "Agreement").

(B) PCCW executed a deed of guarantee dated 24th January, 2003 (the "Deed of Guarantee").

(C) Holders of the Notes passed an Extraordinary Resolution on May 12, 2004 approving the novation of all obligations under the Deed of Guarantee by PCCW to the New Guarantor and certain amendments to the Conditions; and authorising the Fiscal Agent to enter into this supplemental agency agreement (the "Supplemental Agreement").

(D) PCCW and the New Guarantor have executed a deed of novation of even date (the "Deed of Novation") pursuant to which all obligations of PCCW under the Deed of Guarantee have been novated to the New Guarantor.


NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

     Unless the context otherwise requires:-

     (a) all capitalised words and expressions used in this Supplemental Agreement shall have the same meanings as ascribed to them in the Agreement;

     (b) all references in the Agreement (including any Schedule thereto) to the "Agreement" shall be construed to mean the Agreement as amended and supplemented pursuant to the terms of this Supplemental Agreement; and

     (c) all references in the Agreement (including any Schedule thereto) to the "Guarantor" shall be construed as referring to PCCW-HKT Telephone Limited; and

     (d) all references in the Global Note (dated 24th January, 2003 executed by the Issuer) to the "Guarantor" shall be construed as referring to PCCW-HKT Telephone Limited.

2.   TRANSFER OF OBLIGATIONS AND RIGHTS

(1) In consideration of the assignment referred to in sub-clause (2) below, the New Guarantor undertakes to assume and perform all responsibilities, duties, liabilities and obligations which PCCW contracted to perform under the Agreement in every way, as if the original responsibilities, duties, liabilities and obligations had fallen to the New Guarantor, as original obligor, instead of PCCW. The Fiscal Agent hereby acknowledges, agrees to accept and consents to such assumption and performance by the New Guarantor.

(2) PCCW hereby assigns all of its rights and benefits in respect of the Agreement to the New Guarantor. The Fiscal Agent hereby acknowledges, agrees and consents to such assignment.

(3) With effect from the date of this Supplemental Agreement, PCCW shall be completely and absolutely released from all of its responsibilities, duties, liabilities and obligations under the Agreement and shall cease to have any rights and benefits under the Agreement.

3.   AMENDMENTS TO THE AGREEMENT

     From the date of this Supplemental Agreement:

     (a)  Clause 10(2) of the Agreement shall be deleted;

     (b) Clause 23 of the Agreement (relating to notices) shall be deleted and replaced by Clause 5 of this Supplemental Agreement;

     (c) Clause 27 of the Agreement (relating to governing law and jurisdiction) shall be deleted and replaced by Clause 8 of this Supplemental Agreement; and

     (d) the Conditions, as set out in Part II of Schedule 2 of the Agreement shall be replaced by the Conditions set out in the Schedule to this Supplemental Agreement.

4.   COPIES AVAILABLE FOR INSPECTION

(1) This Supplemental Agreement and the Deed of Novation shall be deposited with the Fiscal Agent and shall be held in safe custody by the Fiscal Agent at its specified office.

(2) The Paying Agents shall hold copies of this Supplemental Agreement and the Deed of Novation available for inspection by Noteholders and Couponholders at this specified office during normal business hours. For this purpose, the Issuer and the Guarantor shall furnish the Paying Agents with sufficient copies of each of such documents.

5.   NOTICES

     Any notice required to be given under the Agreement (including this Supplemental Agreement) to any of the parties shall be delivered in person, sent by pre-paid post (first class if inland, first class airmail if overseas) or by facsimile addressed to:

        The Issuer:            PCCW Capital  No. 3 Limited
                               39th Floor, PCCW Tower
                               TaiKoo Place, 979 King's Road
                               Quarry Bay
                               Hong Kong

                               Facsimile No: +852 2962 5725

                               (Attention: Company Secretary)

        The New Guarantor:     PCCW-HKT Telephone Limited
                               39th Floor, PCCW Tower
                               TaiKoo Place, 979 King's Road
                               Quarry Bay
                               Hong Kong

                               Facsimile No: +852 2962 5725

                               (Attention:  Company Secretary)

        The Fiscal Agent:      Deutsche Bank AG, Hong Kong Branch
                               55th Floor, Cheung Kong Center
                               2 Queen's Road Central
                               Hong Kong

                               Facsimile No:  +852 2203 7320

                               (Attention: Trust & Securities Services)

        With a copy to:        Deutsche Bank AG London
                               Winchester House
                               1 Great Winchester Street
                               London EC2N 2DB

                               Facsimile No: +44 207 547 6149

                               (Attention: Trust & Securities Services)

     or such other address of which notice in writing has been given to the other parties to the Agreement under the provisions of this clause.

     Any such notice shall take effect, if delivered in person, at the time of delivery, if sent by post, three days in the case of inland post or seven days in the case of overseas post after despatch, and, in the case of facsimile, the start of the business day in the place of receipt immediately following, the time of despatch, provided that in the case of a notice given by facsimile transmission such notice shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice given by facsimile.

6.   COUNTERPARTS

     This Supplemental Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Supplemental Agreement by executing a counterpart.

7.   DESCRIPTIVE HEADINGS

     The descriptive headings in this Supplemental Agreement are for convenience of reference only and shall not define or limit the provisions of this Supplemental Agreement.

8.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

(1) The provisions of the Agreement (including this Supplemental Agreement) are governed by, and shall be construed in accordance with, English law.

(2) Each of the Issuer and the New Guarantor irrevocably agrees for the benefit of the Paying Agents that the courts of England are to have jurisdiction to settle any dispute which may arise out of or in connection with the Agreement (including this Supplemental Agreement) and that accordingly any suit, action or proceedings arising out of or in connection with the Agreement (together referred to as "Proceedings") may be brought in the courts of England.

(3) Each of the Issuer and the New Guarantor irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon the Issuer and may be enforced in the courts of any other jurisdiction.

(4) Nothing in this clause shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(5) Each of the Issuer and the New Guarantor irrevocably and unconditionally appoints RB Secretariat Limited at its registered office for the time being (currently at 10th Floor, Beaufort House, 15 St. Botolph Street, London EC3A 7EE, England) as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of it ceasing so to act it will appoint another person with a registered office in London as its agent for that purpose.

(6)  Each of the Issuer and the New Guarantor:

     (a) agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person with an office in London with authority to accept service as aforesaid;

     (b) agrees that failure by any such person to give notice of such service of process to the Issuer or the New Guarantor shall not impair the validity of such service or of any judgment based thereon;

     (c) consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Issuer or the New Guarantor (as the case may be) in accordance with clause 5 of this Supplemental Agreement; and

     (d) agrees that nothing in the Agreement (including this Supplemental Agreement) shall affect the right to serve process in any other manner permitted by law.

9.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     A person who is not a party to this Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Supplemental Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.


SIGNED by each of the parties (or their duly authorised representatives) on the date which appears first on page 1.

                                    SCHEDULE

                            CONDITIONS OF THE NOTES


The U.S.$456,000,000 7.88 per cent. Guaranteed Notes due 2013 (the "Notes", which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 15 and forming a single series with the Notes) of PCCW Capital No.3 Limited (the "Issuer") are issued subject to and with the benefit of an Agency Agreement dated 24th January, 2003 made between the Issuer, PCCW Limited ("PCCW") and Deutsche Bank AG, Hong Kong Branch as fiscal agent and principal paying agent (the "Fiscal Agent") and any other paying agents appointed from time to time pursuant thereto (together with the Fiscal Agent, the "Paying Agents"), as amended and supplemented pursuant to a supplemental agency agreement dated May 12, 2004 made between the Issuer, PCCW, PCCW-HKT Telephone Limited (the "Guarantor") and the Fiscal Agent (together, the "Agency Agreement", which expression shall include such further amendments or supplements thereto or restatements thereof as exist from time to time).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Agency Agreement. Copies of the Agency Agreement are available for inspection during normal business hours by the holders of the Notes (the "Noteholders") and the holders of the interest coupons appertaining to the Notes (the "Couponholders" and the "Coupons", respectively) at the specified office of each of the Paying Agents. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement applicable to them. References in these Conditions to the Fiscal Agent and the Paying Agents shall include any successor appointed under the Agency Agreement.

1.   FORM, DENOMINATION AND TITLE

(1)  Form and Denomination

     The Notes are in bearer form, serially numbered, in the denomination of U.S.$250,000 with Coupons attached on issue.

(2)  Title

     Title to the Notes and to the Coupons will pass by delivery.

(3)  Holder Absolute Owner

     The Issuer, the Guarantor and any Paying Agent may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon).

2.   STATUS OF THE NOTES

     The Notes and the Coupons constitute direct, unconditional and (subject to the provisions of Condition 4(1)) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, save for such obligations as may be preferred by mandatory provisions of applicable law.

3.   GUARANTEE

     PCCW executed a deed of guarantee (the "Deed of Guarantee") dated 24th January, 2003. Pursuant to the authority of an Extraordinary Resolution of Noteholders passed at a meeting of the Noteholders held on May 12, 2004, all obligations under the Deed of Guarantee have, by virtue of a deed of novation (the "Deed of Novation") dated May 12, 2004, been novated by PCCW to the Guarantor. Pursuant to the Deed of Guarantee, as novated, the Guarantor unconditionally and irrevocably guarantees (the "Guarantee") the due and punctual payment of the principal of and interest on the Notes as and when the same shall become due and payable, together with any additional amounts in respect of the Notes payable pursuant to Condition
     8. The obligations of the Guarantor under the Guarantee constitute direct, unconditional and (subject to the provisions of Condition 4(1)) unsecured obligations of the Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, save for such obligations as may be preferred by mandatory provisions of applicable law. The originals of the Deed of Guarantee and the Deed of Novation are held by the Fiscal Agent on behalf of, and copies are available for inspection by, the Noteholders and Couponholders at its specified office during normal business hours.

4.   NEGATIVE PLEDGE

(1)  Negative Pledge

     For so long as any of the Notes remains outstanding, neither the Issuer nor the Guarantor will, and the Guarantor will procure that none of the Principal Subsidiaries (other than Listed Principal Subsidiaries) will, create, incur, assume or permit to exist any Lien (other than Permitted Liens) upon any of their respective property or assets, owned as at 24th January, 2003 (the "Issue Date") or as have been or may be acquired after the Issue Date, to secure any Indebtedness of the Guarantor or such Principal Subsidiaries (or any guarantee or indemnity in respect thereof) without, in any such case, making effective provision whereby the Notes will be secured either at least equally and rateably with such Indebtedness or by such other Lien as shall have been approved by an Extraordinary Resolution of the Noteholders for so long as such Indebtedness will be so secured, unless, after giving effect thereto, the aggregate outstanding principal amount of all such secured Indebtedness (excluding that of Listed Principal Subsidiaries and their respective Subsidiaries and Indebtedness secured by Permitted Liens) entered into after the Issue Date would not exceed 50 per cent. of the Guarantor's Adjusted Consolidated Net Worth.

(2)  Interpretation

     For the purposes of these Conditions:

     "Adjusted Consolidated Net Worth" means the sum of (a) all amounts paid up (or credited as paid up) on all classes of the Guarantor's issued share capital, revenue or capital reserves, capital contribution, or any other accounts that are included as shareholders' funds under generally accepted accounting principles and practices in Hong Kong ("HK GAAP") and (b) the aggregate outstanding principal amount of Subordinated Indebtedness;

       "Principal Subsidiary" at any time shall mean a Subsidiary of the
       Guarantor:

       (i)    as to which one or more of the following conditions is satisfied:

              (a) its net profit or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net profit attributable to the Guarantor (in each case before taxation and exceptional items) is at least 5 per cent. of the consolidated net profit of the Guarantor and its Subsidiaries (before taxation and exceptional items but after deducting minority interests in Subsidiaries); or

              (b) its net assets or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net assets attributable to the Guarantor (in each case after deducting minority interests in Subsidiaries) are at least 5 per cent. of the consolidated net assets (after deducting minority interests in Subsidiaries) of the Guarantor and its Subsidiaries;

              all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of the Guarantor and the then latest audited consolidated financial statements of the Guarantor provided that: (1) in the case of a Subsidiary of the Guarantor acquired after the end of the financial period to which the then latest relevant audited accounts relate, the reference to the then latest audited accounts for the purposes of the calculation above shall, until audited accounts for the financial period in which the acquisition is made are published, be deemed to be a reference to the accounts adjusted to consolidate the latest audited accounts of the Subsidiary in the accounts; (2) if, in the case of a Subsidiary of the Guarantor which itself has one or more Subsidiaries, no consolidated accounts are prepared and audited, its consolidated net assets and consolidated net profits shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared for this purpose by its auditors; (3) if the accounts of a Subsidiary of the Guarantor (not being a Subsidiary referred to in (1) above) are not consolidated with those of the Guarantor then the determination of whether or not the Subsidiary of the Guarantor is a Principal Subsidiary shall, if the Guarantor requires, be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Guarantor and its Subsidiaries; or

       (ii) to which is transferred all or substantially all of the assets of a Subsidiary of the Guarantor which immediately prior to the transfer is a Principal Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Principal Subsidiary (but without prejudice to paragraph (i) above) and the Subsidiary of the Guarantor to which the assets are so transferred shall forthwith upon such transfer become a Principal Subsidiary.

       A certificate of the auditors of the Guarantor as to whether or not a Subsidiary is a Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error;

       "Indebtedness" of any Person means any indebtedness for or in respect of money borrowed that has a final maturity of one year or more from its date of incurrence or issuance and that is evidenced by any agreement or other instrument, excluding trade payables; provided, however, that for the purposes of determining the amount of Indebtedness of the Guarantor or any of its Subsidiaries outstanding at any relevant time, the amount included as Indebtedness of the Guarantor or such Subsidiary in respect of finance leases shall be the net amount from time to time properly characterised as "obligations under finance leases" in accordance with HK GAAP;

       "Lien" means any mortgage, charge, pledge, lien, encumbrance, hypothecation, title retention, security interest or security arrangement of any kind;

       "Listed Principal Subsidiary" means any Principal Subsidiary, the shares of which are at the relevant time listed on The Stock Exchange of Hong Kong Limited or any other recognised stock exchange;

       "Permitted Liens" means:

       (i)    Liens existing on or prior to the Issue Date;

       (ii) Liens for taxes or assessments or other applicable governmental charges or levies;

       (iii) Liens created or arising by operation of law or created in the ordinary course of business, including, but not limited to, landlords' liens and statutory liens of carriers, warehousemen, mechanics, materialmen, vendors and other liens securing amounts which are not more than 60 days overdue or which are being contested in good faith;

       (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts or undertakings, performance and return of money bonds, interconnection, access or resale agreements with other telecommunications companies or organisations, and similar obligations;

       (v) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Guarantor and any Principal Subsidiaries;

       (vi) Liens created on any property or assets acquired, leased or developed (including improved, constructed, altered or repaired) after the Issue Date; provided, however, that (i) any such Lien shall be confined to the property or assets acquired, leased or developed (including improved, constructed, altered or repaired);
              (ii) the principal amount of the debt encumbered by such Lien shall not exceed the cost of the acquisition or development of such property or assets or any improvements thereto (including any construction, repair or alteration) or thereon and (iii) any such Lien shall be created concurrently with or within three years following the acquisition, lease or development (including construction, improvement, repair or alteration) of such property or assets;

       (vii) rights of setoff of a financial institution with respect to deposits or other accounts of the Guarantor or any Principal Subsidiary held by such financial institution in an amount not to exceed the aggregate amount owed to such financial institution by the Guarantor or such Principal Subsidiary, as the case may be;

       (viii) Liens on documents and the goods they represent in connection with letters of credit, trade finance and similar transactions entered into in the ordinary course of business;

       (ix) Liens arising in connection with industrial revenue, development or similar bonds or other indebtedness or means of project financing (provided that the Liens arising in connection with such industrial revenue, development or similar bonds or other indebtedness or means of project financing do not exceed the value of the project financed and are limited to the project financed);

       (x)    Liens in favour of the Guarantor or any Principal Subsidiary;

       (xi) leases, subleases, licenses and sublicenses granted to third parties in the ordinary course of business;

       (xii) attachment, judgment and other similar Liens arising in connection with court proceedings which are effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings;

       (xiii) any Lien against any property or assets of a Person existing at the time such Person becomes a Principal Subsidiary or arising after such acquisition pursuant to contractual commitments entered into prior to and not in contemplation of such acquisition;

       (xiv) any Lien existing on any property or assets prior to the acquisition thereof, which Lien was not created in connection with the acquisition thereof, except for Liens permitted pursuant to clause (vi) above;

       (xv) Liens on any property or assets of the Guarantor or any Principal Subsidiary in favour of any government or any subdivision thereof, securing the obligations of the Guarantor or such Principal Subsidiary under any contract or payment owed to such governmental entity pursuant to applicable laws, rules, regulations or statutes;

       (xvi)  Liens created in connection with any sale/leaseback transaction;

       (xvii) any renewal or extension of any of the Liens described in the foregoing clauses which is limited to the original property or assets covered thereby; or

      (xviii) Liens in respect of Indebtedness with respect to which the Guarantor or any Principal Subsidiary has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of the Guarantor and its Subsidiaries in respect thereof (other than the obligations that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

       "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity;

       "Subordinated Indebtedness" means the principal amount of Indebtedness of the Guarantor (including perpetual debt, which the Guarantor is not required to repay) which (i) has a final maturity and a weighted average life to maturity longer than the maturity of the Notes and (ii) is issued or assumed pursuant to, or evidenced by, an indenture, other instrument or agreement containing provisions for the subordination of such Indebtedness to the Notes including (x) a provision that, in the event of any bankruptcy, insolvency or other similar proceeding in respect of the Guarantor, the holders of the Notes shall be entitled to receive payment in full in cash of all principal, Additional Amounts (as defined below) and interest on the Notes (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon, (y) a provision that, if an Event of Default has occurred and is continuing under the Notes, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, interest or premium in respect thereof unless or until such Event of Default shall have been cured or waived or shall have ceased to exist, and (z) a provision that the holder or holders of such Subordinated Indebtedness may not accelerate the maturity thereof as a result of any default relating thereto so long as any Note is outstanding; and

       "Subsidiary" means, in relation to any company, any company or other business entity of which the first-named company owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital, or other ownership interest, giving ordinary voting power to elect directors, managers or trustees of such company or other business entity, or any company or other business entity which at any time has its accounts consolidated with those of the first-named company or which, under Hong Kong law or regulations and under HK GAAP from time to time, should have its accounts consolidated with those of the first-named company.

5.     INTEREST

(1)    Interest Rate and Interest Payment Dates

       The Notes bear interest from (and including) the Issue Date at the rate of 7.88 per cent. per annum, payable semi-annually in arrear in equal instalments on 24th January and 24th July of each year (each an "Interest Payment Date"). The first payment, for the period from and including 24th January, 2003 to but excluding 24th July, 2003 and amounting to U.S.$9,850 per U.S.$250,000 principal amount of Notes, shall be made on 24th July, 2003.

       The period from (and including) the Issue Date to (but excluding) the first Interest Payment Date and each successive period from (and including) an Interest Payment Date to (but excluding) the next succeeding Interest Payment Date is herein referred to as an "Interest Period".

(2)    Interest Accrual

       Each Note will cease to bear interest from (and including) its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event, interest will continue to accrue until whichever is the earlier of:

       (a) the date on which all amounts due in respect of such Note have been paid; and

       (b) five days after the date on which the full amount of the moneys payable in respect of such Notes has been received by the Fiscal Agent and notice to that effect has been given to the Noteholders in accordance with Condition 12.

(3)    Calculation of Broken Interest

       When interest is required to be calculated in respect of a period ending other than on an Interest Payment Date, it shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed on the basis of a month of 30 days.

6.     PAYMENTS

(1)    Payments in respect of Notes

       Payments of principal and interest in respect of each Note will be made against presentation and surrender (or, in the case of part payment only, endorsement) of such Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case only at the specified office outside the United States of any of the Paying Agents.

(2)    Method of Payment

       Payments will be made by credit or transfer to an account in U.S. dollars maintained by the payee, or, at the option of the payee, by a cheque in U.S. dollars drawn on a bank in New York City.

(3)    U.S. Paying Agents

       Notwithstanding the foregoing, payments will be made at the specified office in the United States of any Paying Agent and (if no such appointment is then in effect) the Issuer shall appoint and maintain a Paying Agent with a specified office in New York City at which payments will be made:

       (a) if (i) the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that the Paying Agents would be able to make payment at the specified offices outside the United States of the full amount payable with respect to the Notes in the manner provided above when due, (ii) payment of the full amount due in U.S. dollars at all specified offices of the Paying Agents outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) the payment is then permitted under United States law; or

       (b) at the option of the relevant holder, if the payment is then permitted under United States law without involving, in the opinion of the Issuer, adverse tax consequences for the Issuer or the Guarantor.

(4)    Missing Unmatured Coupons

       Each Note should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of the relevant Note (whether or not the Coupon would otherwise have become void pursuant to condition 9) or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

(5)    Payments subject to Applicable Laws

       Payments in respect of principal and interest on the Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

(6)    Payment only on a Presentation Date

       A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 5, be entitled to any further interest or other payment if a Presentation Date is after the due date.

       "Presentation Date" means a day which (subject to Condition 9):

       (a)    is or falls after the relevant due date;

       (b) is a Business Day in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment; and

       (c) in the case of payment by credit or transfer to a U.S. dollar account in New York City as referred to above), is a Business Day in New York City.

       In this Condition, "Business Day" means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place.

(7)    Initial Paying Agents

       The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions. The Issuer reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that (a) it will at all times maintain a Fiscal Agent having its specified office in Hong Kong, (b) if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council Meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced, the Issuer will ensure it maintains a Paying Agent in a European Union Member State that will not be obliged to withhold or deduct tax pursuant to any such Directive, (c) if any Notes are listed on the Luxembourg Stock Exchange or any other stock exchange, it will at all times maintain a Paying Agent having its specified office in Luxembourg, or, as the case may be, in such place as may be required by the rules and regulations of any other relevant stock exchange (or any other relevant authority) and
       (d) the specified office of a Paying Agent shall not be located within the United States. Notice of any termination or appointment and of any changes in specified offices shall be given to the Noteholders promptly by the Issuer in accordance with Condition 12.

       The Agents shall act solely as Agent of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of Notes or Coupons.

7.     REDEMPTION AND PURCHASE

(1)    Redemption at Maturity

       Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on 24th January, 2013.

(2)    Redemption for Taxation Reasons

       If (a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 8), or any change in the official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after 24th January, 2003 on the next Interest Payment Date (i) the Issuer is or would be required to pay Additional Amounts (as defined in Condition 8) as provided or referred to in Condition 8; or (ii) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such Additional Amounts; or (iii) the Guarantor or any of its Subsidiaries has or will become obliged to pay any Additional Amounts in respect of the Intercompany Loan (as defined in Condition 8) and (b) the requirement cannot be avoided by the Issuer, the Guarantor or any of such Subsidiaries, as the case may be, taking reasonable measures available to it provided that such measures do not involve the Issuer, the Guarantor or such Subsidiary incurring material expenses, the Issuer may at its option, having given not less than 30 nor more than 60 days' notice to the Noteholders in accordance with Condition 12 (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to (but excluding) the date of redemption, provided that no notice of redemption shall be given earlier than 90 days before the earliest date on which the Issuer, the Guarantor or such Subsidiary of the Guarantor, as the case may be, would be required to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Fiscal Agent a certificate signed by two Directors of the Issuer, the Guarantor or such Subsidiary of the Guarantor, as the case may be, stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and cannot be avoided by the Issuer, the Guarantor or such Subsidiary of the Guarantor, as the case may be, taking reasonable measures available to it provided that such measures do not involve the Issuer, the Guarantor or such Subsidiary incurring material expenses and an opinion of independent legal advisers of recognised standing to the effect that the Issuer, the Guarantor or such Subsidiary of the Guarantor, as the case may be, has or will become obliged to pay such Additional Amounts as a result of the change or amendment.

(3)    Redemption at the Option of the Issuer

       The Issuer may give:

       (a) not less than 30 nor more than 60 days' notice to the Noteholders in accordance with Condition 12; and

       (b) not less than 15 days before the giving of the notice referred to in (a), notice to the Fiscal Agent

       (which notices shall be irrevocable and shall specify the date fixed for redemption), to redeem all (but not some only) of the Notes on any Interest Payment Date during the period commencing on 24th January, 2007 and ending on 24th January, 2010 (both dates inclusive) at their principal amount. Upon the expiry of such notice, the Issuer shall be obliged to redeem the Notes.

(4)    [intentionally blank]

(5)    Redemption at the Option of the Holders

(a)    Early Redemption

       In the event that the Notes have not been previously redeemed, upon any Noteholder giving to the Issuer not less than 30 nor more than 60 days' notice expiring on 24th January, 2010 (or expiring on any Interest Payment Date thereafter), the Issuer will redeem in whole (but not in part) the Notes the subject of the notice on such Interest Payment Date, at their principal amount.

(b)    Exercise

       To exercise the right to require redemption of any Notes under this Condition 7(5), the holder of the Notes must deliver at the specified office of any Paying Agent on any Business Day (as defined in Condition 6(6)) in the place of such specified office, a duly signed and completed notice of exercise in the form (for the time being current and which may, if this Note is held in a clearing system, be any form acceptable to the clearing system delivered in any manner acceptable to the clearing system) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder must specify a bank account (or, if payment is required to be made by cheque, and address) to which payment is to be made under this Condition accompanied by such Notes or evidence satisfactory to the Paying Agent concerned that such Notes will, following the delivery of the Put Notice, be held to its order or under its control. A Put Notice given by a holder of any Note shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and be continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the Put Notice and instead to give notice that the Note is immediately due and repayable under Condition 10.

(6)    Purchases

       The Issuer, the Guarantor or any of the Guarantor's Subsidiaries (as defined above) may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike.

(7)    Cancellations

       All Notes which are (a) redeemed or (b) purchased by or on behalf of the Issuer, the Guarantor or any of the Guarantor's Subsidiaries will forthwith be cancelled, together with all relative unmatured Coupons attached to the Notes or surrendered with the Notes, and accordingly may not be reissued or resold.

(8)    Notices Final

       Upon the expiry of any notice as is referred to in paragraph (2), (3) or
       (5) above the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such paragraph.

8.     TAXATION

(1)    Payment without Withholding

       All payments in respect of the Notes by or on behalf of the Issuer or the Guarantor and all payments made by PCCW or any of its Subsidiaries in respect of the inter-company loans of the proceeds of the offering of the Notes from the Issuer to PCCW or any of its Subsidiaries (collectively, the "Intercompany Loan") shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any of the Relevant Jurisdictions ("Taxes"), unless such withholding or deduction of the Taxes is required by law. In that event, the Issuer, PCCW or such Subsidiary of PCCW (whether, the Guarantor, or another subsidiary of PCCW), as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by the Noteholders and Couponholders or in connection with the Intercompany Loan after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes, the Coupons or in connection with the Intercompany Loan, as the case may be, in the absence of such withholding or deduction; except that no Additional Amounts shall be payable in relation to any payment in respect of any Note or Coupon:

       (a) to, or to a third party on behalf of, a holder who is liable to the Taxes in respect of the Note or Coupon by reason of his having some connection with a Relevant Jurisdiction other than the mere holding of the Note or Coupon or receiving principal or interest in respect thereof; or

       (b) presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that a holder would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days assuming that day to have been a Presentation Date; or

       (c) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th to 27th November, 2000 or any law implementing or complying with, or introduced in order to conform, to such Directive; or

       (d) presented for payment by or on behalf of a Noteholder or Couponholder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon, as the case may be, to another Paying Agent in a European Union Member State; or

       (e) in respect of any such Taxes that would not have been so imposed, deducted or withheld if the holder or beneficial owner of a Note or the beneficial owner of any payment on such Note had (i) made a declaration of non-residence or any other claim or filing for exemption to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with a Relevant Jurisdiction of such holder or beneficial owner of such Note or any payment on such Note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of a Relevant Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of a Relevant Jurisdiction, the holder or the beneficial owner, as the case may be, of such Note at that time has been notified by the Issuer or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made); or

       (f) in respect of any payment under or with respect to a Note to any holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment or Note would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note; or

       (g) in respect of any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge; or

       (h)    any combination of items (a) through (g) above.

(2)    Interpretation

       In these Conditions:

       (a) "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Fiscal Agent on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Noteholders by the Issuer in accordance with Condition 12; and

       (b) "Relevant Jurisdiction" means the British Virgin Islands or any political subdivision or any authority thereof or therein having power to tax, the Hong Kong Special Administrative Region of the People's Republic of China or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction in which the Issuer, PCCW or such Subsidiary of PCCW (whether the Guarantor, or another subsidiary of PCCW), as the case may be, is resident for tax purposes from or through which payments in respect of the Notes or the Intercompany Loan, as the case may be, are made or any political subdivision or any authority thereof or therein having power to tax.

(3)    Additional Amounts

       Any reference in these Conditions to any amounts in respect of the Notes or the Intercompany Loan shall be deemed also to refer to any Additional Amounts which may be payable under this Condition.

9.     PRESCRIPTION

       Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 6.

10.    EVENTS OF DEFAULT

       The holder of any Note may give notice to the Issuer that the Note is, and it shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment, if any of the following events ("Events of Default") shall have occurred and be continuing:

       (a) failure to pay principal of any Note within five Business Days in Hong Kong and New York after the due date for such payment; or

       (b) failure to pay interest on any Note within 30 Business Days in Hong Kong and New York after the due date for such payment; or

       (c) failure to perform any other covenant or agreement of the Issuer or the Guarantor in the Agency Agreement, the Guarantee or the Notes and (except where the failure is incapable of remedy when no continuation or notice as is hereinafter mentioned will be required) such failure continues for 60 days after there has been given by registered or certified mail, to the Issuer or the Guarantor by the Fiscal Agent (as instructed by the relevant Noteholder) or by the relevant Noteholder, a written notice specifying such failure and requiring it to be remedied; or

       (d) (i) failure to pay upon final maturity (after giving effect to the expiration of any applicable grace period therefor) the principal of any Indebtedness of the Issuer, the Guarantor or any Principal Subsidiary, (ii) acceleration of the maturity of any Indebtedness of the Issuer, the Guarantor or any Principal Subsidiary following a default by the Issuer, the Guarantor or such Principal Subsidiary unless such Indebtedness is discharged or such acceleration is annulled within 10 days of the due date or date of acceleration, or (iii) failure to pay any amount payable by the Issuer, the Guarantor or any Principal Subsidiary under any guarantee or indemnity in respect of any Indebtedness of any other Person unless such obligation is discharged or otherwise satisfied within 10 days of the due date; provided, however, that no such event set forth in (i), (ii) or (iii) above shall constitute an Event of Default unless the aggregate Indebtedness to which all such events relate exceeds US$30,000,000 (or its equivalent in any other currency) (the "Specified Limit"); or

       (e) the Issuer, the Guarantor or any Principal Subsidiary becomes insolvent and is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all of its Indebtedness (or any part of its Indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or any arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of the Indebtedness of the Issuer, the Guarantor or any Principal Subsidiary or of the Issuer or the Guarantor and their respective Subsidiaries taken as a whole; or

       (f) distress, attachment, execution or other legal process is levied, enforced or sued out on or against all or any material part of the assets of the Issuer, the Guarantor or any Principal Subsidiary in respect of which the cost or loss to the relevant company or the amount claimed against the relevant company exceeds the Specified Limit and is not discharged or stayed within 30 days (or such longer period as the holders of a majority in principal amount of the Notes may permit) unless and for so long as it is being contested in good faith and diligently by the Issuer, the Guarantor or Principal Subsidiary, as the case may be; or

       (g) any present or future encumbrance on or over all or any material part of the assets of the Issuer, the Guarantor or any Principal Subsidiary becomes enforceable and any step (including the taking of possession or the appointment of a receiver, manager or similar officer) is taken to enforce that encumbrance; or

       (h) any bona fide step is taken by any person for the dissolution of the Issuer, the Guarantor or any Principal Subsidiary (except for the purpose of and followed by a reconstruction or amalgamation on terms approved by the holders of a majority in principal amount of the Notes before that step is taken or in the case of a Principal Subsidiary whereby the undertaking and assets of the Principal Subsidiary are transferred or otherwise vested in the Guarantor or another of its Subsidiaries pursuant to a merger of the Principal Subsidiary with the Guarantor or such other Subsidiary or by way of a voluntary winding-up or dissolution where there are surplus assets in any such Principal Subsidiary and such surplus assets attributable to the Guarantor and/or any other Subsidiary are distributed to the Guarantor and/or such other Subsidiary); or

       (i) the Issuer ceases to be a direct or indirect wholly-owned Subsidiary of PCCW; or

       (j) the Issuer carries on any business activity whatsoever other than in connection with the Notes or incurs any Indebtedness (other than to the Guarantor or the Guarantor's Subsidiaries and carries on any activities in connection therewith, including without limitation entering into any hedging or derivative transaction in connection with the Intercompany Loan or otherwise) or makes any issue of bonds, notes, debenture stock, loan stock, or other debt securities of any kind other than the Notes; or

       (k) any event occurs which under the laws of any relevant jurisdiction has an analogous or equivalent effect to any of the events referred to in paragraphs (e) through (h) above; or

       (l) if the Guarantee ceases to be, or is claimed by the Guarantor not to be, in full force and effect.

11.    REPLACEMENT OF NOTES AND COUPONS

       Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office outside the United States of the Fiscal Agent, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

12.    NOTICES

(1)    Notices to the Noteholders

       All notices to the Noteholders will be valid if published in a leading English language daily newspaper with general circulation in Asia as the Issuer may decide and, if the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, in one daily newspaper published in Luxembourg. It is expected that publication will normally be made in the Asian Wall Street Journal and, if appropriate, the Luxemburger Wort. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspaper.

(2)    Notices from the Noteholders

       Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Fiscal Agent or, if the Notes are held in a clearing system, may be given through the clearing system in accordance with the standard rules and procedures.

13.    MEETINGS OF NOTEHOLDERS AND MODIFICATION

(1)    Provisions for Meetings

       The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Conditions or the Guarantee or the provisions of the Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be one or more Persons present holding or representing more than 50 per cent. in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more Persons present whatever the principal amount of the Notes held or represented by him or them, except that at any meeting the business of which includes the modification of certain of these Conditions and provisions of the Agency Agreement the necessary quorum for passing an Extraordinary Resolution will be one or more Persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, of the principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders will be binding on all Noteholders, whether or not they are present at the meeting, and on all Couponholders.

(2)    Modification

       The Fiscal Agent may agree, without the consent of the Noteholders or Couponholders, to any modification of any of these Conditions or any of the provisions of the Agency Agreement either (i) for the purpose of curing any ambiguity or manifest or proven error or of curing, correcting or supplementing any defective provision contained herein or therein or
       (ii) in any manner which is not materially prejudicial to the interests of the Noteholders. Any modification shall be binding on the Noteholders and the Couponholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 12.

14.    CURRENCY INDEMNITY

       The Issuer's and the Guarantor's obligations under the Notes to make all payments in U.S. dollars will not be satisfied by any payment, recovery or any other realisation of proceeds in any currency other than U.S. dollars. If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Issuer or, as the case may be, the Guarantor under any Notes it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due under any Notes then such conversion shall be made by the Fiscal Agent at the market exchange rate (as determined by the Fiscal Agent) as in effect on the date of entry of the judgment (the "Judgment Date"); it being understood that the Fiscal Agent shall effect such conversion only after receipt of the relevant funds from the Issuer or, as the case may be, the Guarantor and that such conversion may require up to three Business Days in Hong Kong, New York City and the financial centre of the currency into which any amount is converted to effect after the receipt of such funds. If pursuant to any such judgment, conversion shall be made on a date (the "Substitute Date") other than the Judgment Date and there shall occur a change between the market exchange rate for U.S. dollars as in effect on the Substitute Date and the market exchange rate as in effect on the Judgment Date, the Issuer agrees to pay such additional amounts (if any) in U.S. dollars as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the market exchange rate as in effect on the Judgment Date, is the amount due under any Notes. Any amount due from the Issuer or, as the case may be, the Guarantor under this Condition shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due in respect of any Notes. In no event, however, shall the Issuer or, as the case may be, the Guarantor be required to pay more in U.S. dollars due under the Notes at the market exchange rate as in effect on the Judgment Date than the amount of U.S. dollars stated to be due under the Notes so that in any event the Issuer's and the Guarantor's obligations under the Notes will be effectively maintained as obligations in U.S. dollars and the Issuer or, as the case may be, the Guarantor shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realised upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

15.    FURTHER ISSUES

       The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes, having terms and conditions the same as those of the Notes, or the same except for the amount of the first payment of interest, which may be consolidated and form a single series with the outstanding Notes.

16.    SUBSTITUTION

       The Issuer may at any time substitute, without the consent of the Noteholders or the Couponholders, the Guarantor or a Subsidiary of the Guarantor (such substituted company being hereinafter called the "New Company") to assume liability for the due and punctual payment of all payments and the performance of all the Issuer's obligations under the Notes and the Coupons then outstanding. Upon any such substitution, the New Company shall succeed to the rights and obligations of the Issuer (or any previous substitute) under the Notes and the Issuer (or any previous substitute) shall be released from its liability on the Notes. Such substitution shall be permitted only if, in addition to assuming the obligations of the Issuer (or of any previous substitute) under the Notes:

       (i) the New Company shall, by means of a deed poll (the "Substitution Deed Poll"), agree to indemnify each Noteholder and Couponholder against (A) any taxes, duties, fees, assessments or governmental charges of whatever nature which are imposed on such holder with respect to such Note, and which would not have been so imposed had such substitution not been made, (B) any taxes, duties, fees, assessments or governmental charges of whatever nature imposed on or relating to such substitution and (C) any costs or expenses of the act of such substitution;

       (ii) unless such New Company is the Guarantor, the Guarantor shall in the Substitution Deed Poll irrevocably guarantee all payments in respect of the Notes;

       (iii) the New Company shall warrant, by means of the Substitution Deed Poll, that all necessary governmental approvals and consents for the assumption by the New Company of its obligations and the giving and implementation of the Guarantor's guarantee (if applicable) have been obtained and are in full force and effect and the obligations of the New Company under the Notes and of the Guarantor under its guarantee to guarantee payments in respect of the Notes (if applicable) are legal, valid, binding and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity; and

       (iv) the New Company shall have obtained legal opinions from independent legal advisers of recognised standing in the country of incorporation of the New Company, Hong Kong and England that the obligations of the New Company and, unless the New Company is the Guarantor, the Guarantor in respect of the Notes and the Substitution Deed Poll, as the case may be, are legal, valid and binding and that all consents and approvals as aforesaid have been obtained.

       Not more than 30 nor less than 15 days prior to the effective date of the substitution by the New Company, the Issuer shall give notice to the Noteholders and the Couponholders, in accordance with Condition 12, of the substitution, stating that copies, or pending execution thereof final drafts, of the Substitution Deed Poll and other relevant documents and of the legal opinions are available for inspection by Noteholders and Couponholders at the specified offices of the Paying Agents during normal business hours. The originals of the Substitution Deed Poll and other documents will be delivered to the Fiscal Agent to hold until there are no claims outstanding in respect of the Notes or the Coupons.

       Upon the substitution becoming effective (x) references (if any) in these Conditions to the British Virgin Islands shall be replaced by references to the country of incorporation and, if different, the country of tax residence of the New Company and (y) if the New Company is not the Guarantor, all references in the Conditions to the Guarantor shall apply to the Guarantor in its capacity as such pursuant to Condition 16(ii) above.

17.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

       The Notes confer no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these Notes, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.    GOVERNING LAW AND SUBMISSION TO JURISDICTION

(1)    Governing Law

       The Agency Agreement, the Guarantee, the Notes and the Coupons are governed by, and will be construed in accordance with, English law.

(2)    Jurisdiction of English Courts

       The Issuer irrevocably agrees for the benefit of the Noteholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes or the Coupons and that accordingly any suit, action or proceedings arising out of or in connection therewith (together referred to as "Proceedings") may be brought in the courts of England. The Issuer irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing in this Condition shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(3)    Appointment of Process Agent

       The Issuer hereby irrevocably and unconditionally appoints RB Secretariat Limited at its registered office for the time being (currently at 10th Floor, Beaufort House, 15 St. Botolph Street, London EC3A 7EE, England at its registered office for the time being as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of such agent ceasing so to act it will appoint another person as its agent for that purpose.


                                  FISCAL AGENT

                       Deutsche Bank AG, Hong Kong Branch
                         55th Floor, Cheung Kong Center
                             2 Queen's Road Central
                                    Hong Kong

                                  SIGNATORIES



PCCW CAPITAL NO. 3 LIMITED

By:



PCCW LIMITED

By:



PCCW-HKT TELEPHONE LIMITED

By:



DEUTSCHE BANK AG, HONG KONG BRANCH

By:


                                      24